Exhibit 99.1

Target Hospitality Acquires Permian Basin Communities from Superior Lodging

•      Adds 575 rooms across 3 strategic locations; expands Permian Basin proprietary lodging network to 15 sites with over 7,850 average available rooms

•      Transaction closed today; expected to be accretive within the first year

•      Full turnkey lodging and value-added hospitality services offered starting immediately

THE WOODLANDS, Texas, June 19, 2019 (BUSINESS WIRE) — Target Hospitality Corp. (“Target Hospitality” or the “Company”) (NASDAQ: TH), the largest provider of vertically-integrated specialty rental accommodations with premium catering and value-added hospitality services in the U.S., today announced the acquisition of  three  communities in the Delaware Basin — a high-growth area within the Permian Basin — from Superior Lodging. This transaction advances the Company’s strategy of enhancing the breadth and depth of its lodging network, adding 575 rooms across the Permian Basin. The transaction closed in June 2019 and is expected to be accretive to the Company’s earnings within the first year.

Two of the three communities are located in Orla, Texas and add 395 rooms to the Company’s Permian Basin lodging network. Target Hospitality has managed these communities since mid-2018, providing it with an intimate understanding of each property’s operations. The third community has 180 rooms and is located in Kermit, Texas.

“This acquisition delivers on our commitment to continue to grow our proprietary network and exclusivity zones through organic and inorganic opportunities,” said Brad Archer, President and Chief Executive Officer of Target Hospitality. “Our customers value the scale and flexibility of our network of communities, and these value-enhancing additions to our lodging network create an even larger platform for our customers to utilize. Accordingly, we expect these communities to drive continued growth with highly visible, recurring revenue while further enhancing our value proposition to our customers,” concluded Mr. Archer.

The newly acquired communities, which are available to Target Hospitality clients immediately, are located at the epicenter of where major oil and gas companies are investing considerable time and resources. With added scale in this highly desirable and productive area of the Permian Basin, Target Hospitality is even better positioned to capitalize on the strong demand for fully integrated lodging, hospitality and culinary solutions.

Each community features single-occupancy accommodations with private bathrooms, a state-of-the-art commercial kitchen with dining facility, on-premises laundry, and indoor and outdoor recreational areas. They will also include Target Hospitality’s full suite of services, including 24-hour culinary services, housekeeping, security, and a code of conduct program that includes a “zero tolerance” drug and alcohol policy.

Troy Schrenk, Chief Commercial Officer of Target Hospitality, added, “Acquiring these communities exemplifies the benefits of our customer-centric growth strategy, as we continue to scale across the Permian to provide our mission-critical lodging and hospitality services to customers across their most active development areas. Our clients have already shown great satisfaction with our communities throughout the Permian Basin. We look forward to integrating our customer-centric services across these locations as we continue to work to serve our customers in the high-growth Delaware Basin.”

To see a complete list of Target Hospitality’s communities, visit www.targethospitality.com.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of the transaction; unexpected costs or liabilities related to the transaction; problems that may arise in successful integrating the assets; operational, economic, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; changes in demand within a number of key industry end-markets and geographic regions; and our future operating results fluctuating, failing to match performance or to meet expectations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Target Hospitality

Target Hospitality is the largest provider of vertically integrated specialty rental accommodations and value-added hospitality services in the United States. Target Hospitality builds, owns and operates customized housing communities for a range of end users, and offers a full suite of cost-effective hospitality solutions including culinary, catering, concierge, laundry and security services as well as recreational facilities. Target Hospitality primarily serves the energy and government sectors and its growing network of communities is designed to maximize workforce productivity and satisfaction.

Contacts:

Investors	Media
Narinder Sahai Tel: 832-702-8009 Email: Narinder Sahai	Jason Chudoba Tel: 646-277-1249 Email: Jason Chudoba

Rodny Nacier Tel: 832-702-8009 Email: Rodny Nacier	Elyse Gentile Tel: 646-677-1823 Email: Elyse Gentile